UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TRAVELCENTERS OF AMERICA LLC

(Exact name of registrant as specified in its charter)

Delaware	20-5701514
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio	44145-5639
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.25% Senior Notes due 2028	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: ☐

Securities Act registration statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

TravelCenters of America LLC, or the Company, is filing this Form 8-A in connection with the transfer of the listing of its 8.25% Senior Notes due 2028, or the Notes, from the New York Stock Exchange to The NASDAQ Stock Market LLC.

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Notes is contained in the Prospectus Supplement dated January 8, 2013, under the caption “Description of Notes” at pages S-11 through S-17 thereof, filed with the Securities and Exchange Commission, or the SEC, on January 8, 2013, which supplements the description in the Prospectus dated July 11, 2012 under the caption “Description of the Debt Securities We May Offer” at pages 18 through 23 thereof, related to the Company’s Registration Statement on Form S-3 (File No. 333-181182) initially filed with the SEC on May 4, 2012, as amended on June 22, 2012. The descriptions in such Prospectus Supplement and Prospectus are incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description

4.1

Indenture by and between the Company and U.S. Bank National Association, as trustee, dated as of January 15, 2013. (Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 15, 2013.)

4.2

First Supplemental Indenture by and between the Company and U.S. Bank National Association, as trustee, dated as of January 15, 2013. (Incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 15, 2013.)

4.3	Form of 8.25% Senior Notes due 2028. (Included in Exhibit 4.2 above.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRAVELCENTERS OF AMERICA LLC

	By:	/s/ Andrew J. Rebholz
	Name:	Andrew J. Rebholz
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 30, 2016